UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Bank of the Ozarks, Inc. (the “Company”) Annual Meeting of Shareholders was held on April 20, 2010 (the “Annual Meeting”). At the Annual Meeting, 14,714,074 shares of common stock, or approximately 86.99% of the 16,914,640 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by the Company shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Eleven persons were nominated by the Board of Directors for election as directors of the Company, each to hold office for a one year term expiring at the 2011 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 1,036,486 broker non-votes with respect to each nominee. The votes cast for and votes withheld with respect to, each nominee were as follows:

Name of Director	Total Vote For Each Director	Total Vote Withheld For Each Director
Jean Arehart	13,569,927	107,661
Steven Arnold	13,547,965	129,623
Richard Cisne	13,564,645	112,943
Robert East	13,204,184	473,404
George Gleason	13,156,894	520,694
Linda Gleason	13,019,929	657,659
Henry Mariani	13,203,932	473,656
James Matthews	13,563,594	113,994
R. L. Qualls	13,202,327	475,261
Mark Ross	13,054,913	622,675
Kennith Smith	13,203,527	474,061

2. Ratification of Appointment of Independent Auditors. The Audit Committee’s selection and appointment of the accounting firm of Crowe Horwath, LLP as independent auditors for the year ending December 31, 2010 was ratified with votes cast as follows: 14,659,156 votes for, 19,242 votes against and 35,676 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: April 23, 2010	/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

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